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                                                                    Exhibit 23.3



PERSONAL AND CONFIDENTIAL



January 5, 2000



Board of Directors
Wit Capital Group, Inc.
826 Broadway
New York, New York  10003

Re:      Registration Statement (File No. 333-92887) of Wit Capital Group, Inc.


Gentlemen:

Reference is made to our opinion letter dated October 31, 1999 with respect to the fairness from a financial point of view to Wit Capital Group, Inc. (the "Company") of the Stock Consideration and the Cash Consideration (as defined therein), in the aggregate, to be exchanged for each share of Common Stock, par value $0.01 per share, of Soundview Technology Group, Inc. ("SoundView") pursuant to the Agreement and Plan of Merger, dated as of October 31, 1999, among the Company, W/S Merger Corp., a wholly owned subsidiary of the Company, and SoundView.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.



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Wit Capital Group, Inc.
January 5, 2000
Page Two


In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary of Proxy Statement/Prospectus; Opinion of Wit Capital's Financial Advisor," "Summary of Proxy Statement/Prospectus; Interests of Named Experts and Counsel in the Merger," "The Merger; Background of the Merger," "The Merger; Reasons for the Merger; Wit Capital's Reasons for the Merger," "The Merger; Opinion of Wit Capital's Financial Advisor" and "The Merger; Interests of Named Experts and Counsel in the Merger," and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


 /s/ GOLDMAN, SACHS & CO.
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    GOLDMAN, SACHS & CO.